CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 3, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of Credit Suisse New York Tax Exempt Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors and Counsel" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Two Commerce Square
Philadelphia, Pennsylvania
March 26, 2004